Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-240246, 333- 238226, 333-232716, 333-219733, 333-174738, 333-195698, 333-130962, 333-171882, 333-185731 and 333-258295) of Hancock Whitney Corporation of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

February 28, 2024